Exhibit 99.2

Innovative Industrial Properties Second Quarter 2025 Supplemental Financial Information

Innovative Industrial Properties 2 Overview 3 Forward - Looking Statements 4 Company Overview Financial Information 5 Quarterly Performance Summary 6 Balance Sheet 7 Net Income 8 Statements of Cash Flows 9 FFO, Normalized FFO, and AFFO Reconciliation 10 Historical Net Income 11 Historical FFO, Normalized FFO, and AFFO Reconciliation Portfolio Data 12 – 13 Portfolio Overview 14 Capital Commitments 15 Leasing Summary 16 – 18 Property List 19 Loans Capitalization 20 Capital and Debt Summary 21 – 22 Definitions 23 Analyst Coverage Table of Contents

Innovative Industrial Properties 3 Forward - Looking Statements This Supplemental Financial Information Package includes "forward - looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended) that are subject to risks and uncertainties . In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward - looking statements . Likewise, our statements regarding anticipated funds from operations and anticipated market and regulatory conditions, our strategic direction, our dividend rate and policy, demographics, results of operations, plans and objectives are forward - looking statements . Forward - looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events . Forward - looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them . We do not guarantee that the transactions and events described will happen as described (or that they will happen at all) . You can identify forward - looking statements by the use of forward - looking terminology such as "believes“, "expects“, "may“, "will“, "should“, "seeks“, "approximately“, "intends“, "plans“, "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases . You can also identify forward - looking statements by discussions of strategy, plans or intentions . The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward - looking statements : rates of default on leases for our assets ; our ability to re - lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all ; concentration of our portfolio of assets and limited number of tenants ; the estimated growth in and evolving market dynamics of the regulated cannabis market ; the demand for regulated cannabis facilities ; decreased economic activity due to fluctuations in trade policies, tariffs and related government actions ; inflation dynamics ; our ability to improve our internal control over financial reporting, including our inability to remediate an identified material weakness, and the costs and the time associated with such efforts ; the impact of pandemics on us, our business, our tenants, or the economy generally ; war and other hostilities, including the conflicts in Ukraine and Israel ; our business and investment strategy ; our projected operating results ; actions and initiatives of the U . S . or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law ; availability of suitable investment opportunities in the regulated cannabis industry ; our understanding of our competition and our potential tenants’ alternative financing sources ; the expected medical - use or adult - use cannabis legalization in certain states ; shifts in public opinion regarding regulated cannabis ; the potential impact on us from litigation matters, including rising liability and insurance costs ; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult - use cannabis in our facilities ; the state of the U . S . economy generally or in specific geographic areas ; economic trends and economic recoveries ; our ability to access equity or debt capital ; financing rates for our target assets ; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility ; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition ; our ability to maintain our investment grade credit rating ; changes in the values of our assets ; our expected portfolio of assets ; our expected investments ; interest rate mismatches between our assets and our borrowings used to fund such investments ; changes in interest rates and the market value of our assets ; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility ; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters ; how and when any forward equity sales may settle ; our ability to maintain our qualification as a real estate investment trust for U . S . federal income tax purposes ; our ability to maintain our exemption from registration under the Investment Company Act of 1940 ; availability of qualified personnel ; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy . The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance . In addition, we discussed a number of material risks in our most recent Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q . Those risks continue to be relevant to our performance and financial condition . Moreover, we operate in a very competitive and rapidly changing environment . New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . Any forward - looking statement made by us speaks only of the date on which we make it . We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . Stockholders and investors are cautioned not to unduly rely on such forward - looking statements when evaluating the information presented in our filings and reports . This supplemental financial information package includes certain non - GAAP financial measures . These non - GAAP measures are presented for supplemental information and should not be considered a substitute for financial information presented in accordance with GAAP . The definition of these non - GAAP measures is set forth under the section entitled "Definitions . " A reconciliation of these non - GAAP measures to the most directly comparable GAAP measures is set forth in section entitled "FFO, Normalized FFO and AFFO Reconciliation . Market and industry data are included in this presentation . We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties . We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable . However, this information may prove to be inaccurate . No representation or warranty is made as to the accuracy of such information . All amounts shown in this report are unaudited . This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc . Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc . shall be made only by means of a prospectus approved for that purpose .

Company Overview

Innovative Industrial Properties, Inc. (NYSE: IIPR) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. As of June 30, 2025, we owned 108 properties comprising an aggregate of approximately 9.0 million rentable square feet in 19 states. For additional information, please visit www.innovativeindustrialproperties.com.

Senior Management

Alan Gold
Executive Chairman

Paul Smithers
President, Chief Executive Officer & Director

David Smith
Chief Financial Officer & Treasurer

Catherine Hastings
Chief Operating Officer

Ben Regin
Chief Investment Officer

Tracie Hager
Senior Vice President, Asset Management

Kelly Spicher
Senior Vice President, Real Estate Counsel

Andy Bui
Vice President, Chief Accounting Officer

Board of Directors

Alan Gold
Director, Executive Chairman

Paul Smithers
Director, President & Chief Executive Officer

Gary Kreitzer*
Vice Chairman, Nominating and Corporate Governance Committee Chair

Scott Shoemaker, MD*
Director, Compensation Committee Chair

David Boyle*
Director, Audit Committee Chair

Contact Information

Corporate Headquarters – Innovative Industrial Properties, Inc.
11440 West Bernardo Court, STE 100
San Diego, California 92127
858-997-3332

Public Markets Detail
Ticker: IIPR
Exchange: NYSE

Website
www.innovativeindustrialproperties.com

LinkedIn
www.linkedin.com/company/innovative-industrial-properties

Investor Relations Contact

Eli Kanter
Senior Associate, Finance
eli.kanter@iipreit.com

Note: * Denotes independent director

Innovative Industrial Properties 4

Innovative Industrial Properties 5 Delta 2025 2024 QoQ 2Q2025 1Q2025 4Q2024 3Q2024 2Q2024 Total Revenues $62,891 $71,722 $76,744 $76,526 $79,793 General and administrative expense $8,626 $8,461 $8,891 $9,330 $9,661 General and administrative expense / total revenues 14% 12% 12% 12% 12% Net income attributable to common stockholders $25,146 $30,296 $39,461 $39,651 $41,655 Net income attributable to common stockholders – diluted (“EPS”) $0.86 $1.03 $1.36 $1.37 $1.44 Funds from operations attributable to common stockholders – diluted (“FFO”) (1) $43,646 $52,214 $57,701 $57,595 $58,677 FFO per common share – diluted (1) $1.54 $1.83 $2.02 $2.02 $2.06 Normalized FFO attributable to common stockholders – diluted (“Normalized FFO”) (1) $44,059 $52,588 $57,969 $57,805 $58,841 Normalized FFO per common share – diluted (1) $1.56 $1.84 $2.03 $2.02 $2.06 Adjusted funds from operations attributable to common stockholders – diluted (“AFFO”) (1) $48,399 $55,332 $63,361 $64,283 $65,501 AFFO per common share – diluted (1) $1.71 $1.94 $2.22 $2.25 $2.29 Common stock dividend per share (2) $1.90 $1.90 $1.90 $1.90 $1.90 AFFO Payout Ratio (3) 111% 98% 86% 84% 83% Total Committed / Invested Capital (4) $2.5B $2.5B $2.5B $2.5B $2.5B % Leased – Operating Portfolio 98.6% 98.4% 98.3% 95.7% 95.6% Quarterly Performance Summary Note : Dollars in thousands except for $ /share or otherwise noted . All per share amounts are shown on a diluted basis . 1) Refer to “FFO, Normalized FFO, and AFFO Reconciliation” for additional details . 2) Reflects quarterly common stock dividend declared in the quarter . 3) Calculated by dividing the common stock dividend declared per share by AFFO per common share – diluted . 4) Dollars in billions . $2.29 $2.25 $2.22 $1.94 $1.71 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 AFFO (1) $2.06 $2.02 $2.03 $1.84 $1.56 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 Normalized FFO (1) $79,793 $76,526 $76,744 $71,722 $62,891 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 Total Revenues

Innovative Industrial Properties 6 June 30, December 31, (In thousands, except share and per share amounts) 2025 2024 Assets Real estate, at cost: Land $146,469 $146,772 Buildings and improvements 2,249,408 2,230,807 Construction in progress 57,487 62,393 Total real estate, at cost 2,453,364 2,439,972 Less accumulated depreciation (306,594) (271,190) Net real estate held for investment 2,146,770 2,168,782 Construction loan receivable 22,800 22,800 Cash and cash equivalents 99,666 146,245 Investments 5,258 5,000 Right of use office lease asset 731 946 In-place lease intangible assets, net 6,955 7,385 Other assets, net 22,875 26,889 Total assets $2,305,055 $2,378,047 Liabilities and stockholders’ equity Liabilities: Notes due 2026, net $289,861 $297,865 Building improvements and construction funding payable 5,647 10,230 Accounts payable and accrued expenses 10,183 10,561 Dividends payable 54,661 54,817 Rent received in advance and tenant security deposits 51,647 57,176 Other liabilities 12,650 11,338 Total liabilities 424,649 441,987 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,561,654 and 1,002,673 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively 36,843 23,632 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,017,520 and 28,331,833 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively 28 28 Additional paid-in capital 2,107,963 2,124,113 Dividends in excess of earnings (264,428) (211,713) Total stockholders’ equity 1,880,406 1,936,060 Total liabilities and stockholders ’ equity $2,305,055 $2,378,047 Balance Sheet

Innovative Industrial Properties 7 For the Three Months Ended For the Six Months Ended June 30, June 30, (In thousands, except share and per share amounts) 2025 2024 2025 2024 Revenues: Rental (including tenant reimbursements) $62,866 $79,253 $134,563 $154,167 Other 25 540 50 1,080 Total revenues 62,891 79,793 134,613 155,247 Expenses: Property expenses 6,867 6,863 14,246 13,572 General and administrative expense 8,626 9,661 17,087 19,223 Depreciation and amortization expense 18,500 17,473 36,891 34,623 Impairment loss on real estate - - 3,527 - Total expenses 33,993 33,997 71,751 67,418 Gain (loss) on sale of real estate - (3,449) - (3,449) Income from operations 28,898 42,347 62,862 84,380 Interest income 1,570 3,966 3,183 5,750 Interest expense (4,444) (4,320) (8,944) (8,709) Net income 26,024 41,993 57,101 81,421 Preferred stock dividends (878) (338) (1,659) (676) Net income attributable to common stockholders $25,146 $41,655 $55,442 $80,745 Net income attributable to common stockholders per share: Basic $0.87 $1.45 $1.92 $2.82 Diluted $0.86 $1.44 $1.90 $2.79 Weighted-average shares outstanding: Basic 27,924,092 28,250,843 28,098,850 28,197,930 Diluted 28,317,693 28,572,138 28,452,111 28,527,419 Net Income

Innovative Industrial Properties 8 For the Six Months Ended June 30, (In thousands) 2025 2024 Cash flows from operating activities Net income $57,101 $81,421 Adjustments to reconcile net income to net cash provided by (used in) operating Depreciation and amortization 36,891 34,623 Impairment loss on real estate 3,527 - Loss (gain) on sale of real estate - 3,449 Other non-cash adjustments 5 54 Stock-based compensation 4,750 8,686 Amortization of discounts on investments - (244) Amortization of debt discount and issuance costs 946 794 Changes in assets and liabilities Other assets, net 3,719 4,377 Accounts payable, accrued expenses and other liabilities 1,281 3,164 Rent received in advance and tenant security deposits (5,529) (553) Net cash provided by (used in) operating activities 102,691 135,771 Cash flows from investing activities Investments in real estate (7,857) (13,026) Proceeds from sale of real estate asset 1,750 9,100 Funding of draws for improvements and construction (16,547) (36,988) Purchases of short-term investments (5,258) (45,110) Maturities of short-term investments 5,000 27,191 Net cash provided by (used in) investing activities (22,912) (58,833) Cash flows from financing activities Issuance of common stock, net of offering costs - 11,757 Repurchase of common stock (20,108) - Issuance of preferred stock, net of offering costs 13,211 - Principal payment on exchangeable senior notes - (4,436) Principal payment on notes due 2026 (8,697) - Payment of deferred financing costs - (251) Dividends paid to common stockholders (108,716) (103,446) Dividends paid to preferred stockholders (1,345) (676) Taxes paid related to net share settlement of equity awards (703) (750) Net cash provided by (used in) financing activities (126,358) (97,802) Net increase (decrease) in cash and cash equivalents (46,579) (20,864) Cash and cash equivalents, beginning of period 146,245 141,699 Cash and cash equivalents, end of period $99,666 $120,835 Supplemental disclosure of cash flow information: Cash paid during the period for interest, net of interest capitalized $8,058 $7,933 Supplemental disclosure of non-cash investing and financing activities: Accrual for current-period additions to real estate $4,402 $6,161 Accrual for common and preferred stock dividends declared 54,661 54,591 Statements of Cash Flows

FFO, Normalized FFO, and AFFO Reconciliation

(In thousands, except share and per share amounts)	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	For the Six Months Ended June 30, 2025	For the Six Months Ended June 30, 2024
Net income attributable to common stockholders	$25,146	$41,655	$55,442	$80,745
Real estate depreciation and amortization	18,500	17,473	36,891	34,623
Impairment loss on real estate	-	-	3,527	-
Disposition-contingent lease termination fee, net of loss on sale of real estate[1]	-	(451)	-	(451)
FFO attributable to common stockholders (basic)	43,646	58,677	95,860	114,917
Cash and non-cash interest expense on Exchangeable Senior Notes	-	-	-	28
FFO attributable to common stockholders (diluted)	43,646	58,677	95,860	114,945
Litigation-related expense	413	164	819	310
Loss (gain) on partial repayment of Notes due 2026	-	-	(32)	-
Normalized FFO attributable to common stockholders (diluted)	44,059	58,841	96,647	115,255
Income on seller-financed note[2]	1,164	403	1,317	806
Deferred lease payments received on sales-type leases[3]	5	1,462	25	2,918
Stock-based compensation	2,672	4,371	4,750	8,686
Non-cash interest expense	476	401	946	789
Above-market lease amortization	23	23	46	46
AFFO attributable to common stockholders (diluted)	$48,399	$65,501	$103,731	$128,500
FFO per common share - diluted	$1.54	$2.06	$3.37	$4.03
Normalized FFO per common share - diluted	$1.56	$2.06	$3.40	$4.04
AFFO per common share - diluted	$1.71	$2.29	$3.65	$4.50
Weighted average common shares outstanding - basic	27,924,092	28,250,843	28,098,850	28,197,930
Restricted stock and restricted stock units ("RSUs")	393,601	300,582	353,261	289,736
PSUs	-	20,713	-	20,713
Dilutive effect of Exchangeable Senior Notes	-	-	-	19,040
Weighted average common shares outstanding - diluted	28,317,693	28,572,138	28,452,111	28,527,419

1) Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $3.4 million.
2) Amount reflects the non-refundable cash payments received on the two seller-financed notes issued to IIP by the buyers in connection with IIP's disposition of certain properties which are recognized as a deposit liability and is included in other liabilities in IIP's consolidated balance sheet as of June 30, 2025, as the transactions did not qualify for recognition as completed sales.
3) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheet as of June 30, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties 9

Innovative Industrial Properties 10 2025 2024 (In thousands, except share and per share amounts) 2Q2025 1Q2025 4Q2024 3Q2024 2Q2024 Revenues: Rental (including tenant reimbursements) $62,866 $71,697 $76,717 $76,052 $79,253 Other 25 25 27 474 540 Total revenues 62,891 71,722 76,744 76,526 79,793 Expenses: Property expenses 6,867 7,379 7,605 7,295 6,863 General and administrative expense 8,626 8,461 8,891 9,330 9,661 Depreciation and amortization expense 18,500 18,391 18,240 17,944 17,473 Impairment loss on real estate - 3,527 - - - Total expenses 33,993 37,758 34,736 34,569 33,997 Gain (loss) on sale of real estate - - - - (3,449) Income from operations 28,898 33,964 42,008 41,957 42,347 Interest income 1,570 1,613 2,553 2,685 3,966 Interest expense (4,444) (4,500) (4,536) (4,427) (4,320) Net income 26,024 31,077 40,025 40,215 41,993 Preferred stock dividends (878) (781) (564) (564) (338) Net income attributable to common stockholders $25,146 $30,296 $39,461 $39,651 $41,655 Net income attributable to common stockholders per share: Basic $0.87 $1.05 $1.38 $1.38 $1.45 Diluted $0.86 $1.03 $1.36 $1.37 $1.44 Weighted-average shares outstanding: Basic 27,924,092 28,275,549 28,254,565 28,254,565 28,250,843 Diluted 28,317,693 28,588,022 28,554,335 28,579,687 28,572,138 Historical Net Income

Historical FFO, Normalized FFO, and AFFO Reconciliation

	2025		2024		
(In thousands, except share and per share amounts)	2Q2025	1Q2025	4Q2024	3Q2024	2Q2024
Net income attributable to common stockholders	$25,146	$30,296	$39,461	$39,651	$41,655
Real estate depreciation and amortization	18,500	18,391	18,240	17,944	17,473
Impairment loss on real estate	-	3,527	-	-	-
Disposition-contingent lease termination fee, net of loss on sale of real estate[1]	-	-	-	-	(451)
FFO attributable to common stockholders (diluted)	43,646	52,214	57,701	57,595	58,677
Litigation-related expense	413	406	268	210	164
Loss (gain) on partial repayment of Notes due 2026	-	(32)	-	-	-
Normalized FFO attributable to common stockholders (diluted)	44,059	52,588	57,969	57,805	58,841
Income on seller-financed note[2]	1,164	153	30	268	403
Deferred lease payments received on sales-type leases[3]	5	20	568	1,452	1,462
Stock-based compensation	2,672	2,078	4,315	4,316	4,371
Non-cash interest expense	476	470	456	419	401
Above-market lease amortization	23	23	23	23	23
AFFO attributable to common stockholders (diluted)	$48,399	$55,332	$63,361	$64,283	$65,501
FFO per common share - diluted	$1.54	$1.83	$2.02	$2.02	$2.06
Normalized FFO per common share - diluted	$1.56	$1.84	$2.03	$2.02	$2.06
AFFO per common share - diluted	$1.71	$1.94	$2.22	$2.25	$2.29
Weighted average common shares outstanding - basic	27,924,092	28,275,549	28,254,565	28,254,565	28,250,843
Restricted stock and RSUs	393,601	312,473	299,770	299,770	300,582
PSUs	-	-	-	25,352	20,713
Weighted average common shares outstanding - diluted	28,317,693	28,588,022	28,554,335	28,579,687	28,572,138

1) Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $3.4 million.
2) Amount reflects the non-refundable cash payments received on the two seller-financed notes issued to IIP by the buyers in connection with IIP's disposition of certain properties which are recognized as a deposit liability and is included in other liabilities in IIP's consolidated balance sheet as of June 30, 2025, as the transactions did not qualify for recognition as completed sales.
3) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheet as of June 30, 2025, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties
11

Innovative Industrial Properties 12 Portfolio Overview Note : As of June 30 , 2025 , values in thousands except for property count, $ /PSF, or otherwise noted . Refer to “Definitions” for additional details . 1) Based on “Annualized Base Rent” . 2) Includes 588 , 000 square feet under development or redevelopment . # of Properties % of ABR (1) ABR ($000s) (1) State 7 15.1% $44,342 Illinois 10 14.1% 41,616 Pennsylvania 10 11.6% 34,000 Massachusetts 2 11.2% 33,020 New York 5 10.5% 30,783 Florida 13 7.6% 22,233 Michigan 5 6.1% 17,826 Ohio 4 4.6% 13,658 New Jersey 5 4.6% 13,541 Maryland 7 4.2% 12,454 California 68 89.6% $263,473 Total – Top 10 States 10 - 15% No Presence 0 - 5% 5 - 10% Portfolio Snapshot $2,455,601 Total Committed / Invested Capital 108 Total Properties 8,974 Total Rentable Square Feet (2) 19 Total States 13.1 Years Weighted Average Lease Length 36 Total Tenants Geographic Concentration

Portfolio Overview

Top Tenants Overview

#	Tenant	IIP Portfolio: Annualized Base Rent (ABR)[1] $	IIP Portfolio: Annualized Base Rent (ABR)[1] %	IIP Portfolio: Square Feet[2]	IIP Portfolio: ABR / Square Foot	IIP Portfolio: # of Leases	First Quarter 2025[3]: Revenue	First Quarter 2025[3]: Adjusted EBITDA[4]	Tenant Information: Market Capitalization[5]	Tenant Information: MSO / SSO[6]
1	PharmaCann[7]	$33,939	11.5%	492	$69	10	Private Co.	Private Co.	Private Co.	MSO
2	Ascend Wellness Holdings	31,165	10.6%	624	50	4	$128	$27	$68	MSO
3	Green Thumb Industries	22,570	7.7%	664	34	3	280	85	1,268	MSO
4	Curaleaf	20,607	7.0%	578	36	8	310	65	639	MSO
5	Trulieve	19,562	6.7%	740	26	6	298	109	723	MSO
6	The Cannabist Company	18,200	6.2%	588	31	21	87	8	27	MSO
7	4Front Ventures[8]	17,750	6.0%	488	36	4	NA	NA	3	MSO
8	Holistic Industries	16,993	5.8%	298	57	4	Private Co.	Private Co.	Private Co.	MSO
9	Cresco Labs	16,842	5.7%	379	44	5	166	36	182	MSO
10	Parallel	16,105	5.5%	593	27	2	Private Co.	Private Co.	Private Co.	MSO
	Top 10 Tenants Total	**$213,733**	**72.7%**	**5,444**	**$39**	**67**				




LIBERTY



1) Dollars in thousands.
2) Square feet in thousands.
3) Dollars in millions, based on each company's public securities filings and earnings release, available at www.sec.gov, www.sedar.com, or each company's respective website, for the quarter ended March 31, 2025.
4) Adjusted EBITDA is a non-GAAP financial measure utilized in the industry. For definitions and reconciliations of Adjusted EBITDA to net income, see each company's public securities filings, available at www.sec.gov or www.sedar.com.
5) Dollars in millions, per S&P Capital IQ Pro as of 6/30/2025.
6) "MSO" stands for Multi-State Operator which means the tenant (or guarantor) conducts cannabis operations in more than one state. "SSO" stands for Single-State Operator which means the tenant (or guarantor) conducts cannabis operations in a single state.
7) These leases are in default, as disclosed in our 8-K filed on March 14, 2025.
8) These leases are in default, as disclosed in our 8-K filed on March 28, 2025. Includes one property acquired in January 2022 for $16.0 million, which did not satisfy the requirements for sale leaseback accounting, and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet. NA = financial statements are not yet available.

Innovative Industrial Properties 13

Innovative Industrial Properties 14 Total Sale Rentable Sale / PSF Price (1) Square Feet Closing / Execution State Dispositions $200 $9,000 45 Apr - 25 Michigan 77 1,850 24 Jun - 25 California $157 $10,850 69 Total / Wtd. Avg. Capital Commitments Note : Values in thousands . Capital commitments consist of purchase prices of acquisitions and commitments to fund construction and improvements at properties made during the applicable period . Excludes transaction costs and commitments related to senior secured loans . 1) Excludes transaction costs . 2) The 2 Q 2024 TI commitment for AYR Florida was reduced by $ 2 . 5 million following an amendment to the lease in Q 1 2025 . Two Year Capital Commitment History (2) - $14,000 $16,000 $49,100 - $5,570 $7,750 - 3Q2023 4Q2023 1Q2024 2Q2024 3Q2024 4Q2024 1Q2025 2Q2025 Second Quarter Capital Commitments & Dispositions

Innovative Industrial Properties 15 # of Rentable Square Feet Rentable Square Feet Tenant State Closing / Execution Leases # % of Total Portfolio Non-Cannabis Tenant California Jan-25 1 6 0% Berry Green Michigan Apr-25 1 205 2% Total 2 211 2% Note : Rentable square feet values in thousands . 1) The commencement date under certain of these leases is conditioned upon, among other things, the tenant’s receipt of approvals to conduct cannabis operations by the requisite state and local authorities . 2) As a % of annualized base rent for the Operating Portfolio . 3) Includes Pre - Leased Development Properties . Leasing Summary 2025 Leasing Activity as of June 30, 2025 (1) - - 0% 1% 1% 2% 1% 0% 2% 11% 82% 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter Representing $ 294 Million in A nnualized Base Rent 57 18 14 1 5 3 2 4 1 - 1 Expiring Leases (3) Lease Expiration Schedule as of June 30, 2025 (2)

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet			Invested / Committed Capital $			Total $ / Square Feet
						In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	
	Operating: Cannabis - Industrial											
1	4Front Ventures	Illinois	Matteson	8/3/2021	100.0%	250	-	250	$71,684	-	$71,684	$287
2	4Front Ventures	Washington	Olympia	12/17/2020	100.0%	114	-	114	17,500	-	17,500	154
3	4Front Ventures*	Massachusetts	Holliston	1/28/2022	100.0%	57	-	57	16,000	-	16,000	281
4	Ascend Wellness Holdings	Illinois	Barry	12/21/2018	100.0%	166	-	166	71,000	-	71,000	428
5	Ascend Wellness Holdings	Massachusetts	Athol	4/2/2020	100.0%	199	-	199	63,900	-	63,900	321
6	Ascend Wellness Holdings	New Jersey	Franklin	2/10/2022	100.0%	114	-	114	55,000	-	55,000	482
7	Ascend Wellness Holdings	Michigan	Lansing	7/2/2019	100.0%	145	-	145	24,150	-	24,150	167
8	AYR Wellness	Florida	Ocala	6/7/2024	100.0%	125	20	145	33,890	6,610	40,500	279
9	AYR Wellness	Ohio	Akron	5/14/2019	100.0%	11	-	11	3,550	-	3,550	323
10	Battle Green	Ohio	Columbus	3/3/2023	100.0%	157	-	157	45,601	899	46,500	296
11	Berry Green	Michigan	Warren	10/9/2019	100.0%	205	-	205	83,595	-	83,595	408
12	Calyx Peak	Missouri	Smithville	9/17/2021	100.0%	83	-	83	28,250	-	28,250	340
13	Cresco Labs	Michigan	Marshall	4/22/2020	100.0%	115	-	115	32,000	-	32,000	278
14	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0%	51	-	51	25,496	104	25,600	502
15	Cresco Labs	Illinois	Joliet	10/22/2019	100.0%	39	-	39	20,950	-	20,950	537
16	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0%	50	-	50	12,927	618	13,545	271
17	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0%	179	-	179	60,889	751	61,640	344
18	Curaleaf	Illinois	Litchfield	10/30/2019	100.0%	127	-	127	40,000	-	40,000	315
19	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0%	123	-	123	35,000	-	35,000	285
20	Curaleaf	Massachusetts	Webster	9/1/2022	100.0%	104	-	104	21,500	-	21,500	207
21	Curaleaf	North Dakota	Fargo	12/20/2019	100.0%	33	-	33	12,190	-	12,190	369
22	Curran Highway	Massachusetts	North Adams	5/26/2021	-	71	-	71	26,800	-	26,800	377
23	Gold Flora	California	Desert Hot Springs	10/15/2021	100.0%	204	-	204	63,500	-	63,500	311
24	Gold Flora	California	North Palm Springs	5/12/2020	100.0%	70	-	70	18,107	-	18,107	259
25	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0%	300	-	300	94,600	-	94,600	315
26	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0%	266	-	266	50,000	-	50,000	188
27	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0%	98	-	98	32,200	-	32,200	329
28	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0%	72	-	72	33,719	31	33,750	469
29	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0%	108	-	108	25,629	21	25,650	238
30	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0%	55	-	55	19,750	-	19,750	359
31	Jushi	Pennsylvania	Scranton	4/6/2018	100.0%	145	-	145	45,800	-	45,800	316
32	Lume Cannabis Company	Michigan	Dimondale	8/2/2018	100.0%	56	-	56	17,402	397	17,799	318
33	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0%	84	-	84	25,000	-	25,000	298
34	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	10/2/2024	100.0%	23	-	23	5,570	-	5,570	242
35	Mitten Extracts	Michigan	Dimondale	4/16/2021	100.0%	201	-	201	72,079	-	72,079	359
36	Parallel	Florida	Lakeland	9/18/2020	100.0%	220	-	220	56,400	-	56,400	256
37	Parallel	Florida	Wimauma	3/11/2020	100.0%	373	-	373	51,500	-	51,500	138
38	PharmaCann	New York	Hamptonburgh	12/19/2016	100.0%	186	48	234	130,628	-	130,628	558
39	PharmaCann	Massachusetts	Holliston	5/31/2018	100.0%	58	-	58	30,500	-	30,500	526
40	PharmaCann	Illinois	Dwight	10/30/2019	100.0%	66	-	66	28,000	-	28,000	424
41	PharmaCann	Pennsylvania	Olyphant	8/7/2019	100.0%	56	-	56	28,000	-	28,000	500
42	PharmaCann	Ohio	Buckeye Lake	3/13/2019	100.0%	58	-	58	20,000	-	20,000	345
43	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0%	43	-	43	12,710	-	12,710	296
44	Texas Original	Texas	Bastrop	6/14/2022	100.0%	-	85	85	21,500	500	22,000	259
45	The Cannabist Company	Pennsylvania	Saxton	5/20/2019	100.0%	270	-	270	42,891	109	43,000	159
46	The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0%	50	-	50	11,820	-	11,820	236
47	The Cannabist Company	Colorado	Denver	10/30/2018	100.0%	58	-	58	11,250	-	11,250	194
48	The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	18	-	18	9,917	-	9,917	551
49	The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	12	-	12	3,276	-	3,276	273
50	The Pharm	Arizona	Willcox	12/15/2017	100.0%	358	-	358	20,000	-	20,000	56

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of June 30, 2025.

*This property did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet

1) Existing square footage for properties where there is no active development or redevelopment.

2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 16

Property List (Continued)

# Tenant	State	City	Date Acquired	% Leased	Square Feet In Place[1]	Square Feet Under Dev. / Redev.[2]	Square Feet Total	Invested / Committed Capital $ Invested	Committed	Total $	Total $ / Square Feet
51 TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0%	58	-	58	$15,000	-	$15,000	$259
52 Tri-Mountain Pure**	Pennsylvania	Pittsburgh	5/13/2021	100.0%	239	-	239	68,038	394	68,432	286
53 Trulieve	Massachusetts	Holyoke	7/26/2019	100.0%	150	-	150	43,500	-	43,500	290
54 Trulieve	Florida	Alachua	1/22/2021	100.0%	295	-	295	41,650	-	41,650	141
55 Trulieve	Maryland	Hancock	8/13/2021	100.0%	115	-	115	29,515	-	29,515	257
56 Trulieve	Florida	Quincy	10/23/2019	100.0%	120	-	120	17,000	-	17,000	142
57 Trulieve***	Nevada	Las Vegas	7/12/2019	100.0%	43	-	43	9,600	-	9,600	223
58 Trulieve	Arizona	Cottonwood	4/27/2022	100.0%	17	-	17	5,238	-	5,238	308
59 Verdant	California	Cathedral City	3/25/2022	100.0%	23	-	23	15,250	-	15,250	663
60 Verdant	Maryland	Frederick	2/21/2025	100.0%	22	-	22	7,750	-	7,750	352
61 Vireo	New York	Perth	10/23/2017	100.0%	389	-	389	81,358	-	81,358	209
62 Vireo	Minnesota	Otsego	11/8/2017	100.0%	89	-	89	9,710	-	9,710	109
Operating: Cannabis - Industrial Subtotal / Wtd. Avg.				**98.7%**	**7,586**	**153**	**7,739**	**$2,127,231**	**$10,433**	**$2,137,664**	**$276**
Operating: Cannabis - Retail											
63 Curaleaf	North Dakota	Dickinson	12/14/2021	100.0%	5	-	5	$2,045	-	$2,045	$409
64 Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0%	4	-	4	1,614	-	1,614	404
65 Curaleaf	Pennsylvania	Bradford	12/14/2021	100.0%	3	-	3	1,058	-	1,058	353
66 Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0%	3	-	3	3,372	28	3,400	1,133
67 Green Peak (Skymint)	Michigan	Lansing	11/4/2019	100.0%	14	-	14	2,225	-	2,225	159
68 Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0%	6	-	6	2,180	-	2,180	363
69 PharmaCann	Colorado	Commerce City	2/21/2020	100.0%	5	-	5	2,300	-	2,300	460
70 PharmaCann	Colorado	Aurora	12/14/2021	100.0%	2	-	2	1,674	-	1,674	837
71 PharmaCann	Colorado	Berthoud	12/14/2021	100.0%	6	-	6	1,406	-	1,406	234
72 PharmaCann	Colorado	Mancos	12/14/2021	100.0%	4	-	4	1,148	-	1,148	287
73 PharmaCann	Colorado	Pueblo	2/19/2020	100.0%	3	-	3	1,049	-	1,049	350
74 Schwazze	Colorado	Ordway	12/14/2021	100.0%	2	-	2	400	-	400	200
75 Schwazze	Colorado	Rocky Ford	12/14/2021	100.0%	13	-	13	400	-	400	31
76 Schwazze	Colorado	Las Animas	12/14/2021	100.0%	2	-	2	400	-	400	200
77 South Mason Drive	Michigan	Newaygo	11/8/2019	-	2	-	2	995	-	995	498
78 The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	4	-	4	7,338	-	7,338	1,834
79 The Cannabist Company	Colorado	Pueblo	12/14/2021	100.0%	6	-	6	4,878	-	4,878	813
80 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	5	-	5	4,229	-	4,229	846
81 The Cannabist Company	Colorado	Glenwood Springs	12/14/2021	100.0%	4	-	4	4,187	-	4,187	1,047
82 The Cannabist Company	Colorado	Fort Collins	12/14/2021	100.0%	5	-	5	3,977	-	3,977	795
83 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	4	-	4	3,601	-	3,601	900
84 The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0%	4	-	4	2,165	-	2,165	541
85 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	5	-	5	1,991	-	1,991	398
86 The Cannabist Company	Colorado	Englewood	12/14/2021	100.0%	4	-	4	1,778	-	1,778	445
87 The Cannabist Company	Colorado	Trinidad	12/14/2021	100.0%	9	-	9	1,728	-	1,728	192
88 The Cannabist Company	Colorado	Silver Plume	12/14/2021	100.0%	4	-	4	1,444	-	1,444	361
89 The Cannabist Company	Colorado	Black Hawk	12/14/2021	100.0%	4	-	4	1,321	-	1,321	330
90 The Cannabist Company	Colorado	Edgewater	12/14/2021	100.0%	5	-	5	1,089	-	1,089	218
91 The Cannabist Company	Colorado	Sheridan	12/14/2021	100.0%	2	-	2	890	-	890	445
92 The Pharm	Arizona	Phoenix	9/19/2019	100.0%	2	-	2	2,500	-	2,500	1,250
93 Verano	Pennsylvania	Harrisburg	3/23/2022	100.0%	3	-	3	2,750	-	2,750	917
94 Wilder Road	Michigan	Bay City	11/4/2019	-	4	-	4	1,740	-	1,740	435
Operating: Cannabis - Retail Subtotal / Wtd. Avg.				**96.1%**	**148**	**-**	**148**	**$69,870**	**$28**	**$69,898**	**$472**

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of June 30, 2025.

**Includes an additional two non-cannabis tenants currently occupying 79,000 sqft.

***Harvest Health & Recreation Inc., which is a subsidiary of Trulieve Inc., executed a lease guaranty in favor of IIP for tenant's obligations at the property.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 17

Property List (Continued)

#	Tenant	State	City	Date Acquired	% Leased	Square Feet			Invested / Committed Capital $			Total $ / Square Feet
						In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	
	Operating: Cannabis - Industrial / Retail											
95	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100.0%	67	-	67	$15,500	-	$15,500	$231
96	Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0%	124	-	124	27,624	1,126	28,750	232
97	Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0%	63	-	63	28,500	-	28,500	452
98	Kaya Cannabis	Colorado	Denver	12/14/2021	100.0%	6	-	6	1,299	-	1,299	217
99	Schwazze	Colorado	Pueblo	12/14/2021	100.0%	8	-	8	2,165	-	2,165	271
100	Sozo	Michigan	Warren	5/14/2021	100.0%	85	-	85	17,230	-	17,230	203
101	The Cannabist Company	Virginia	Richmond	1/15/2020	100.0%	82	-	82	19,750	-	19,750	241
102	The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	33	-	33	8,206	-	8,206	249
103	TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0%	104	-	104	40,000	-	40,000	385
	Operating: Cannabis - Industrial / Retail Subtotal / Wtd. Avg.				**100.0%**	**572**	**-**	**572**	**$160,274**	**$1,126**	**$161,400**	**$282**
	Operating: Non-Cannabis											
104	Non Cannabis Tenant	Michigan	Traverse City	11/25/2019	100.0%	2	-	2	$1,272	-	$1,272	$636
105	North Anza Road and Del Sol Road	California	Palm Springs	4/16/2019	54.5%	22	-	22	5,788	-	5,788	263
	Operating: Non-Cannabis Subtotal / Wtd. Avg.				**62.7%**	**24**	**-**	**24**	**$7,060**	**-**	**$7,060**	**$294**
	Operating Portfolio Total / Wtd. Avg.				**98.6%**	**8,330**	**153**	**8,483**	**$2,364,435**	**$11,586**	**$2,376,021**	**$280**
	Dev. / Redev. Properties[3]											
106	Inland Center Drive	California	San Bernardino	11/16/2020	-	-	192	192	$35,819	-	$35,819	$187
107	Leah Avenue	Texas	San Marcos	3/10/2021	-	-	63	63	8,231	-	8,231	131
	Dev. / Redev. Properties / Wtd. Avg.				**-**	**-**	**255**	**255**	**$44,050**	**-**	**$44,050**	**$173**
	Pre-Leased Dev. Properties[3]											
108	Gold Flora	California	Palm Springs	4/16/2019	100.0%	56	180	236	$35,530	-	$35,530	$151
	Pre-Leased Dev. Property / Wtd. Avg.				**100.0%**	**56**	**180**	**236**	**$35,530**	**-**	**$35,530**	**$151**
	Total Portfolio / Wtd. Avg.				**96.9%**	**8,386**	**588**	**8,974**	**$2,444,014**	**$11,586**	**$2,455,601**	**$274**
	State Subtotal / Wtd. Avg.											
1		*Pennsylvania*			*100.0%*	*1,361*	-	*1,361*	*$384,655*	*$1,274*	*$385,930*	*$284*
2		*Illinois*			*100.0%*	*965*	-	*965*	*$307,131*	*$104*	*$307,234*	*$318*
3		*Massachusetts*			*91.2%*	*989*	-	*989*	*$305,074*	*$1,126*	*$306,200*	*$310*
4		*Michigan*			*99.0%*	*901*	-	*901*	*$286,739*	*$425*	*$287,164*	*$319*
5		*New York*			*100.0%*	*575*	*48*	*623*	*$211,986*	-	*$211,986*	*$340*
6		*Florida*			*100.0%*	*1,133*	*20*	*1,153*	*$200,440*	*$6,610*	*$207,050*	*$180*
7		*California*			*79.4%*	*418*	*372*	*790*	*$186,703*	-	*$186,703*	*$236*
8		*Ohio*			*100.0%*	*374*	-	*374*	*$114,278*	*$1,517*	*$115,795*	*$310*
9		*New Jersey*			*100.0%*	*291*	-	*291*	*$103,985*	-	*$103,985*	*$357*
10		*Maryland*			*100.0%*	*316*	-	*316*	*$101,554*	*$31*	*$101,585*	*$321*
11		*Colorado*			*100.0%*	*233*	-	*233*	*$83,340*	-	*$83,340*	*$358*
12		*Texas*			*72.8%*	-	*148*	*148*	*$29,731*	*$500*	*$30,231*	*$204*
13		*Missouri*			*100.0%*	*83*	-	*83*	*$28,250*	-	*$28,250*	*$340*
14		*Arizona*			*100.0%*	*377*	-	*377*	*$27,737*	-	*$27,737*	*$74*
15		*Virginia*			*100.0%*	*82*	-	*82*	*$19,750*	-	*$19,750*	*$241*
16		*Washington*			*100.0%*	*114*	-	*114*	*$17,500*	-	*$17,500*	*$154*
17		*North Dakota*			*100.0%*	*42*	-	*42*	*$15,849*	-	*$15,849*	*$377*
18		*Minnesota*			*100.0%*	*89*	-	*89*	*$9,710*	-	*$9,710*	*$109*
19		*Nevada*			*100.0%*	*43*	-	*43*	*$9,600*	-	*$9,600*	*$223*

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of June 30, 2025.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Represents properties that are not included in the Company's operating portfolio.

Innovative Industrial Properties 18

Innovative Industrial Properties 19 Principal Date Maturity / Wtd. Amount Loan #City State Loan Type Executed Avg. Maturity Outstanding Commitment 1Coachella California Senior Secured 6/25/2021 0.5 Years $22,800 $23,000 2 Needles (1) California Senior Secured 3/3/2023 2.7 Years 16,100 16,100 3 Harris Township (2) Michigan Senior Secured 4/25/2025 2.8 Years 8,500 8,500 Loan Portfolio Total / Wtd. Avg. 1.6 Years $47,400 $47,600 Loans Note : Loan list maturity does not include available loan extensions . Dollars in thousands . 1) Relates to the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California . The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller - financed note on our consolidated balance sheet . This loan is in default, as disclosed in our 8 - K filed on March 28 , 2025 . 2) Relates to the seller - financed note issued to us by the buyer in connection with our disposition of a property in Michigan . The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller - financed note on our consolidated balance sheet .

Innovative Industrial Properties 20 Interest Rate / Preferred Rate / Maturity / Wtd. As of (In thousands, except share and per share amounts) Wtd. Avg. Rate Avg. Maturity June 30, 2025 Unsecured debt: Notes due 2026 5.50% 0.9 Years 291,215 Total Unsecured Debt 5.50% 0.9 Years $291,215 Gross Debt 5.50% 0.9 Years $291,215 Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 1,561,654 Total Preferred Equity 9.00% $39,041 Total Senior Capital 5.91% $330,256 Equity Market Capitalization: Stock Price as of 06/30/2025 $55.22 Shares outstanding 28,017,520 Equity Market Capitalization $1,547,127 Covenant (1) June 30, 2025 Debt / Total Gross Assets <60% 11% Secured Debt <40% - Unencumbered Total Gross Assets / Unsecured Debt >150% 898% Debt Service Coverage Ratio >1.5x 15.0x Egan Jones Credit Rating BBB+ Debt Maturity Schedule Capital and Debt Summary $291.2 Million 2025 2026 2027 2028 2029 Thereafter Notes Due 2026 Capital Overview 1) Calculated in accordance with the indenture governing the Notes due 2026 , included in the Current Report on Form 8 - K filed with the Securities and Exchange Commission on May 25 , 2021 .

Definitions

Definitions listed hereafter apply throughout the Supplemental unless otherwise specifically noted.

- **Adjusted Funds From Operations ("AFFO"):** Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT's operating performance. We calculate AFFO by adjusting Normalized FFO for certain cash and non-cash items.

- **Annualized Base Rent ("ABR"):** ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve.

- **Development / Redevelopment ("Dev. / Redev.") Properties:** Defined as non-operating assets under development that are not leased and not ready for their intended use.

- **Exchangeable Senior Notes:** 3.75% Exchangeable Senior Notes paid off in full in February 2024.

- **Funds From Operations ("FFO"):** FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. Management also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

  Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

- **GAAP:** Accounting principles generally accepted in the United States.

- **Gross Debt:** Calculated as the sum of the principal amount outstanding of the Notes due 2026.

Innovative Industrial Properties 21

Innovative Industrial Properties 22 Definitions (Continued) • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in n atu re and/or not related to our core real estate operations. Exclusion of these items from similar FFO - type metrics is common within the equi ty REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to ass ist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other compa nie s, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normali zed FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be ex clu ded in calculating Normalized FFO include certain transaction - related gains, losses, income or expense or other non - core amounts as the y occur. • Notes due 2026 : 5.50% Unsecured Senior Notes due 2026. • Operating Portfolio: All properties that (a) are leased or (b) are not leased but ready for their intended use. • Pre - Leased Development (“Dev.”) Properties: Defined as non - operating assets under development that are leased but not ready for their intended use. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Total Committed / Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburs e c ertain tenants and sellers for completion of construction and improvements at the properties. Excludes loans listed in the section entitled “Se cured Loans”. • Total Portfolio: All properties, including Development / Redevelopment Properties, Pre - Leased Redevelopment Properties, and Operating Portfolio, as of quarter end. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • Total Senior Capital: Calculated as the sum of Gross Debt and the redemption value of the Series A Preferred Stock. • % Leased: The weighted average leased percentage of the Operating Portfolio by Total Committed / Invested Capital. Excludes Redevelopme nt Properties and Pre - Leased Redevelopment Properties. Includes leases that are in default, as disclosed in our 8 - K's filed on Marc h 14, 2025 and March 28, 2025.

Innovative Industrial Properties 23 Analyst Coverage Contact Information Research Firms Analyst Email: agrey@allianceg.com Phone: 888 - 543 - 4448 Alliance Global Partners Aaron Grey Email: tcatherwood@btig.com Phone: 212 - 738 - 6140 BTIG Tom Catherwood Email: mross@compasspointllc.com Phone: 202 - 534 - 1392 Compass Point Research and Trading Merrill Ross Email: alexander.goldfarb@psc.com Phone: 212 - 466 - 7937 Piper Sandler Alexander Goldfarb Email: bkirk@roth.com Phone: 203 - 355 - 3473 Roth Capital Partners Bill Kirk Email: aliu@wolferesearch.com Phone: 646 - 582 - 9257 Wolfe Research Andy Liu Email: ir@iipreit.com Phone: 858 - 997 - 3332 Investor Relations